                                                                    EXHIBIT 12.1

         STATEMENT RE:COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                  FISCAL YEARS ENDING                                         FEBRUARY 27,
                    ----------------------------------------------- JANUARY 26,  FEBRUARY 27, 1997 THROUGH THREE MONTHS
                                                                    1997 THROUGH 1997 THROUGH  APRIL 25,   ENDED MAY 2,
                    JANUARY 29, JANUARY 28, JANUARY 27, JANUARY 25, FEBRUARY 26  JANUARY 31,      1997         1998
                       1994        1995        1996        1997         1997         1998     (UNAUDITED)  (UNAUDITED)
                    ----------- ----------- ----------- ----------- ------------ ------------ ------------ ------------
Income (loss)
before income
taxes.............    $5,120      $ 5,519     $ 6,927     $ 6,390     $(1,147)     $ 3,643       $  533       $ (855)
Interest..........     3,817        6,163       6,702       6,515       1,116        9,855        1,449        2,742
Interest portion
of rental expense
 ..................       270          334         429         551          49          919          159          211
                      ------      -------     -------     -------     -------      -------       ------       ------
  Earnings........    $9,207      $12,016     $14,058     $13,456     $    18      $14,417       $2,141       $2,098
Interest..........     3,817        6,163       6,702       6,515       1,116        9,855        1,449        2,742
Interest portion
of rental expense
 ..................       270          334         429         551          49          919          159          211
                      ------      -------     -------     -------     -------      -------       ------       ------
  Fixed charges...    $4,087      $ 6,497     $ 7,131     $ 7,066     $ 1,165      $10,774       $1,608       $2,953
                      ------      -------     -------     -------     -------      -------       ------       ------
Ratio of earnings
to fixed charges..       2.3x         1.8x        2.0x        1.9x        0.0x         1.3x         1.3x         0.7x
                      ======      =======     =======     =======     =======      =======       ======       ======
                      UNAUDITED PRO FORMA
                    ------------------------
                    YEAR ENDED  THREE MONTHS
                    JANUARY 31, ENDED MAY 2,
                       1998         1998
                    ----------- ------------
Income (loss)
before income
taxes.............    $   229      $  245
Interest..........     15,238       3,887
Interest portion
of rental expense
 ..................        968         211
                    ----------- ------------
  Earnings........    $16,435      $4,343
Interest..........     15,238       3,887
Interest portion
of rental expense
 ..................        968         211
                    ----------- ------------
  Fixed charges...    $16,206      $4,098
                    ----------- ------------
Ratio of earnings
to fixed charges..        1.0x        1.1x
                    =========== ============
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